                                                                  EXHIBIT 99.15

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

  Guidelines for Determining the Proper Identification Number to Give the Payer. --Social security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

-------------------------------------     -------------------------------------

                             Give the
                             SOCIAL SECURITY
For this type of account:    number of--
------------------------------------------------
1. An individual's account   The individual
2. Two or more individuals   The actual owner of
   (joint account)           the account or, if
                             combined funds, the
                             first individual on
                             the account
3. Husband and wife (joint   The actual owner of
   account)                  the account or, if
                             joint funds, either
                             person(1)
4. Custodian account of a    The minor(2)
   minor (Uniform Gift to
   Minors Act)
5. Adult and minor (joint    The adult or, if
   account)                  the minor is the
                             only contributor,
                             the minor(1)
6. Account in the name of    The ward, minor, or
   guardian or committee     incompetent
   for a designated ward,    person(3)
   minor, or incompetent
   person
7.a.  The usual revocable    The grantor-
      savings trust account  trustee(1)
      (grantor is also
      trustee)
  b.  So-called trust        The actual owner(1)
      account that is not a
      legal or valid trust
      under State law
8. Sole proprietorship       The owner(4)
   account
------------------------------------------------
                                          ------

                             Give the EMPLOYER
                             IDENTIFICATION
For this type of account:    number of--
                                          ------
 9. A valid trust, estate,   The legal entity
    or pension trust         (Do not furnish the
                             identifying number
                             of the personal
                             representative or
                             trustee unless the
                             legal entity itself
                             is not designated
                             in the account
                             title.)(5)
10. Corporate account        The corporation
11. Religious, charitable,   The organization
    or educational
    organization account
12. Partnership account      The partnership
    held in the name of the
    business
13. Association, club, or    The organization
    other tax-exempt
    organization
14. A broker or registered   The broker or
    nominee                  nominee
15. Account with the         The public entity
    Department of
    Agriculture in the name
    of a public entity
    (such as a State or
    local government,
    school district, or
    prison) that receives
    agricultural program
    payments

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner.
(5) List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                    Page 2
Obtaining a Number
  If you don't have a taxpayer identification number or don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt from Backup Withholding
  Payees specifically exempted from backup withholding on ALL payments include the following:
 . A corporation.
 . A financial institution.
 . An organization exempt from tax under Section 501(a), or an individual retirement plan.
 . The United States or any agency or instrumentality thereof.
 . A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
 . A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
 . An international organization or any agency, or instrumentality thereof.
 . A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
 . A real estate investment trust.
 . A common trust fund operated by a bank under section 584(a).
 . An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
 . An entity registered at all times under the Investment Company Act of
   1940.
 . A foreign central bank of issue.
 . A middleman known in the investment community as a nominee or custodian.

  Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
 . Payments to nonresident aliens subject to withholding under Section 1441. . Payments to partnerships not engaged in a trade or business in the United
   States and which have at least one nonresident partner.
 . Payments of patronage dividends where the amount received is not paid in money.
 . Payments made by certain foreign organizations.

  Payments of interest not generally subject to backup withholding include the following:
 . Payments of interest on obligations issued by individuals. (Note: you may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.)
 . Payments of tax-exempt interest (including exempt-interest dividends under
   Section 852).
 . Payments described in Section 6049(b)(5) to nonresident aliens.
 . Payments made by certain foreign organizations.

  Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholdings. FILE THIS FORM WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, CHECK THE BOX IN PART 2 OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER A COMPLETED INTERNAL REVENUE SERVICE FORM W-8BEN OR FORM W-8ECI, AS APPLICABLE.

  Certain payments other than payments of interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholdings. For details, see the Treasury regulations under sections 6041, 6041A(a), 6045, and 6050A.

Privacy Act Notice.--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payment to the IRS. The IRS uses the numbers for identification purposes. Payers must be given numbers whether or not recipients are required to file tax returns. Payers must generally backup withhold on payments of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties
(1) Penalty for Failure to Furnish Taxpayer Identification Number.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Failure to Report Certain Dividend and Interest Payments.--If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty on any portion of any underpayment attributable to that failure unless there is clear and convincing evidence to the contrary.

(3) Civil Penalty for False Information With Respect to Withholding.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a $500 penalty.

(4) Criminal Penalty for Falsifying Information.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONSULT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.